Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Marathon Petroleum Corporation of our report dated February 28, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Marathon Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
August 19, 2020